Exhibit 99.3

Computershare Trust Company, N.A. P.O. Box 43011 Providence Rhode Island 02940-3011 www.computershare.com/investor + + . 02HKGD 6 V O L DCB Financial Corp TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ELECTION FORM AND LETTER OF TRANSMITTAL To accompany certificates of common shares of DCB Financial Corp Certificate Numbers <Shares> Certificate Numbers <Shares> Your DCB Financial Corp common share Certificates: Locate and Return the certificates listed below, along with this form: This Election Form and Letter of Transmittal may be used to make an election only with respect to DCB Financial Corp common shares you hold. You may receive additional Election Forms and/or Letters of Transmittal with respect to DCB Financial Corp common shares held by you in another manner or in another name. The deadline for submitting election forms together with your DCB Financial Corp stock certificates (the “Election Deadline”) is March     , 2017. Election forms must be RECEIVED by the Exchange Agent no later than <5:00 p.m., New York time, on the date of the Election Deadline.> TOTAL SHARES 12345678901234 XXXX12345678 Other Certificate Total 12345678901234 Total Certificated Shares 12345678901234 Book-entry Shares 12345678901234 Total Shares 12345678901234 If you hold more than 10 certificates, not all certificates can be listed on this form. 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1 2 3 4 5 6 7 8 9 0 1 2 3 4 Tax ID certification on file: <Certified Y/N> C 1234567890 J N T NNNNNN NNNNNN C O Y C C L S

ELECTION CHOICES I hereby elect to receive the following as consideration for my DCB Financial Corp common shares held in this account: STOCK ELECTION 1.427 shares of First Commonwealth Financial Corporation Common Stock Mark this box to elect to make a stock election with respect to ALL of your DCB Financial Corp common shares. CASH ELECTION $14.50 without interest Mark this box to elect to make a cash election with respect to ALL of your DCB Financial Corp common shares. MIXED ELECTION (1.427 of a share of First Commonwealth Financial Corporation common stock and $14.50 in cash without interest) Mark this box to elect to make a stock election with respect to the amount of DCB Financial Corp common shares listed in the box to the right. The balance of your common shares will be deemed to be cash election common shares. NO ELECTION Mark this box to make no election with respect to ALL of your DCB Financial Corp shares. You will be deemed to have made a No ELECTION if: A. You fail to follow the instructions on the “Election Form and Letter of Transmittal” or otherwise fail properly to make an election; B. A properly completed “Election Form and Letter of Transmittal,” together with your certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent at or before the Election Deadline; C. You properly and timely revoke a prior election without making a new election; or D. You check the “No Election” box above. . SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent + 6 V O L + Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on your certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. By signing below, I represent and warrant as follows: (1) I have full power and authority to surrender the DCB Financial Corp common shares represented by the certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my DCB Financial Corp common shares. (2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form and Letter of Transmittal, duly completed and manually signed, together with any certificate(s) representing DCB Financial Corp common shares and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the DCB Financial Corp common shares will be determined by the Exchange Agent. (3) I acknowledge that, until I properly surrender the certificate(s) representing the DCB Financial Corp common shares to which this Election Form and Letter of Transmittal relates or properly transfer such DCB Financial Corp common shares in book-entry form, I will not receive any consideration issuable or payable. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Election and Transmittal Information Booklet. Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instruction 9. Area Code/Phone Number Signature of owner Signature of co-owner, if any SIGNATURE(S) GUARANTEED (IF REQUIRED). Unless the shares were tendered by the registered holder(s) of the common shares, or for the account of a member of a Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution. Authorized Signature Name of Firm Address of Firm – Please Print Complete the box(es) below to make an election. These elections will be subject to proration based on (i) a proration adjustment if cash consideration is oversubscribed or (ii) a proration adjustment if cash consideration is undersubscribed. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect. No guarantee can be made as to the value of the consideration received relative to the value of the DCB Financial Corp common shares being exchanged. You are encouraged to obtain current market quotations for First Commonwealth Financial Corporation <common stock> when making your election. If your stock certificate(s) representing shares of DCB Financial Corp common stock have been mutilated, destroyed, lost or stolen, please contact Broadridge at (phone number) regarding the requirements for replacement of the certificate(s). You may be asked to post a surety bond for your lost shares of DCB Financial Corp common stock. You are urged to call Broadridge immediately to ensure timely processing. To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election and Transmittal Information Booklet, together with your certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by the Election Deadline. Do not send your election materials to DCB Financial Corp, First Commonwealth Financial Corporation or the Information Agent. 1 2 3 4 5 6 7 8 9 0 1 2 3 4 C O Y C C L S

SPECIAL PAYMENT AND DELIVERY FORM The merger consideration will be issued in the name and address provided on the Election Form and Letter of Transmittal unless instructions are given in the boxes below. Special Payment and Issuance Instructions To be completed ONLY if the merger consideration is to be issued to a name that is different from the name on the surrendered certificate(s). Issue Check to: Shares to: Name(s): (Please Print) Address: Telephone Number: email: Special Delivery Instructions To be completed ONLY if the merger consideration is to be issued to an address that is different from the address reflected above. Deliver Check to: Shares to: Name(s): (Please Print) Address: Telephone Number: email: If completing this page for Special Payment and Issuance Instructions or Special Delivery Instructions, please obtain an Original Medallion Signature Guarantee Stamp below.